Exhibit 5.1

                                                              September 13, 2004


Deutsche Telekom AG
Friedrich-Ebert-Allee 140
53113 Bonn
Germany

Deutsche Telekom International Finance B.V.
World Trade Center
Strawinskylaan 1243
1077 XX Amsterdam
The Netherlands


Ladies and Gentlemen:

                    We have acted as German and United States counsel to Deutsche Telekom AG, a stock corporation organized under the laws of the Federal Republic of Germany ("Deutsche Telekom") and Deutsche Telekom International Finance B.V., a limited company organized under the laws of The Netherlands ("Finance "), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the registration statement on Form F-3 of Deutsche Telekom and Finance (the "Registration Statement") relating to the offering of debt securities (the "Debt Securities") by Deutsche Telekom and Finance having an aggregate initial offering price of up to U.S. $10,000,000,000 (or the equivalent thereof in one or more other currencies or composite currencies).

                    The Debt Securities may be issued by Deutsche Telekom or by Finance. The Debt Securities issued by Deutsche Telekom will be issued under an indenture between Deutsche Telekom and Citibank, N.A., as trustee (the "DT Indenture"). The Debt Securities issued by Finance will be issued under an indenture among Deutsche Telekom, Finance and Citibank, N.A., as trustee (the "Finance Indenture", and together with the DT Indenture, the "Indentures") and will be unconditionally guaranteed by Deutsche Telekom pursuant to Guarantees to be endorsed on the Debt Securities (the "Guarantees").

                    We have examined and relied on the Registration Statement and the forms of the Indentures and the forms of the Debt Securities and Guarantees being filed with the Commission as exhibits to the Registration Statement. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of Deutsche Telekom and Finance and such other instruments and other certificates of public officials, officers and representatives of Deutsche Telekom and Finance and such other persons, and we have made such investigations of law as we have deemed appropriate as a basis for the opinions expressed below. In rendering this opinion, we have assumed that the Debt Securities and the Guarantees that will be issued will conform to the form included as Exhibit
4.3 to the Registration Statement and that any terms of the Debt Securities that are not contained in such form will comply with applicable law and will be valid, binding and enforceable. We have also assumed that the interest rate on the Debt Securities will not exceed the maximum rate permitted by law.

                    Based on the foregoing, it is our opinion that:

                    1. When the Debt Securities to be issued by Deutsche Telekom have been duly executed by Deutsche Telekom, duly authenticated in accordance with the provisions of the DT Indenture and duly delivered to and paid for by the purchasers thereof pursuant to sale in the manner described in the Prospectus which is part of the Registration Statement or any supplement thereto, such Debt Securities will constitute valid, binding and enforceable obligations of Deutsche Telekom.

                    2. When the Debt Securities to be issued by Finance have been duly authorized and executed by Finance and the Guarantees have been duly executed by Deutsche Telekom and endorsed on such Debt Securities in accordance with the Finance Indenture, and such Debt Securities have been duly authenticated in accordance with the provisions of the Finance Indenture and duly delivered to and paid for by the purchasers thereof pursuant to a sale in the manner described in the Prospectus which is part of the Registration Statement or any supplement thereto:

                    (a) Such Debt Securities will constitute valid, binding and enforceable obligations of Finance; and

                    (b) the Guarantees will constitute valid, binding and enforceable obligations of Deutsche Telekom.

                  With respect to our opinions expressed in paragraphs (1) and
(2) above as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

                  Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of Deutsche Telekom or Finance, (a) we have assumed that Deutsche Telekom, Finance and each other party to any such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Deutsche Telekom or Finance regarding matters of the laws of Germany, the federal law of the United States of America or the law of the State of New York), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law), (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights and (d) the waiver of defenses contained in the Guarantees may be ineffective to the extent that any such defense involves a matter of public policy in the State of New York (such as reflected in New York's anti-champerty statute).

                    We express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. ss. 1332 does not exist.

                    The foregoing opinions are limited to the law of Germany, the federal law of the United States of America and the law of the State of New York.

                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Validity of Securities" in the Prospectus that forms part of the Registration Statement without admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           CLEARY, GOTTLIEB, STEEN & HAMILTON


                                           By   /s/ Christof von Dryander
                                                --------------------------------
                                                Christof von Dryander, a Partner




                                           By   /s/ Alan S. Dunning
                                                --------------------------------
                                                Alan S. Dunning, a Partner